UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 17, 2021

PHUNWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37862	26-4413774
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 Shoal Creek Blvd, Suite 230-S, Austin, Texas	78757
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (512) 693-4199

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHUN	The NASDAQ Capital Market
Warrants to purchase one share of Common Stock	PHUNW	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 17, 2021, Phunware, Inc. (the “Company”) issued a press release regarding the Company’s previously disclosed underwritten public offering of common stock, par value $0.0001 per share (“Common Stock”), pursuant to an underwriting agreement (the “Underwriting Agreement”) with Northland Securities, Inc. and Roth Capital Partners, LLC (collectively, the “Underwriters”). A copy of such press release is attached hereto as Exhibit 99.1.

Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase additional shares of Common Stock to cover over-allotments, if any. The Underwriters partially exercised the over-allotment option to purchase an additional 650,000 shares of Common Stock. In connection therewith, Winstead PC provided the Company with the legal opinion attached hereto as Exhibit 5.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title
1.1
Underwriting Agreement, dated February 12, 2021 by and among Northland Securities, Inc., Roth Capital Partners, LLC and Phunware, Inc. (Incorporated by reference to Exhibit 1.1 of the Registrant's Form 8-K (File No. 001-37862) filed with the SEC on February 16, 2021).

5.1	Opinion of Winstead PC.
23.1	Consent of Winstead PC (included in Exhibit 5.1).
99.1	Press Release dated February 18, 2021 titled "Phunware Closes Public Offering of Common Stock."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 18, 2021	Phunware, Inc.

	By:	/s/ Matt Aune
Matt Aune Chief Financial Officer